Exhibit 99.1

CONTACT:	Jeff Schweitzer UNIVEST CORPORATION OF PENNSYLVANIA Chief Financial Officer 215-721-2458, schweitzerj@univest.net
FOR IMMEDIATE RELEASE
UNIVEST CORPORATION OF PENNSYLVANIA — UNIVEST NATIONAL
BANK AND TRUST CO. — REPORTS SECOND QUARTER EARNINGS
SOUDERTON, Pa., July 28, 2010 — Univest Corporation of Pennsylvania (NASDAQ: UVSP), a locally-owned, full-service financial institution with 134 years of experience in delivering financial solutions including personal and business banking, online banking, residential mortgages, insurance products, investment and wealth advisory solutions today announced financial results for the second quarter. Univest reported net income of $3.7 million or $0.23 diluted earnings per share for the quarter ended June 30, 2010, compared to $3.0 million or $0.18 diluted earnings per share in the previous quarter ended March 31, 2010 and $2.7 million or $0.21 diluted earnings per share for the comparable period in the prior year. Net income for the six months ended June 30, 2010 was $6.7 million or $0.40 diluted earnings per share, compared to $6.5 million or $0.50 diluted earnings per share for the comparable period in the prior year.
Deposits
Total non-time deposits increased $38.4 million during the quarter and have increased $66.4 million year to date. The increase during the second quarter consisted of increases of $9.0 million in non-interest bearing deposits and $29.4 million in NOW, money market and savings accounts. Time deposits remained relatively flat, declining slightly by $1.3 million during the second quarter.
Loans
Gross loans and leases increased by $21.3 million during the quarter. While overall loan demand remains light primarily due to less credit demand and utilization of lines by businesses responding to the current economic environment, there continues to be opportunities due to disruption in Univest’s local markets.

Net Interest Income and Margin
Net interest income increased $1.1 million or 6.42% to $18.3 million in the second quarter of 2010 compared to the second quarter of 2009. The net interest margin on a tax-equivalent basis for the second quarter of 2010 increased 12 basis points to 4.11% from 3.99% for the first quarter ended March 31, 2010, and 24 basis points compared to 3.87% for the second quarter of 2009.
Net interest income of $35.4 million increased $1.9 million or 5.56% compared to the six months ended June 30, 2009. The net interest margin on a tax-equivalent basis for the six months ended June 30, 2010 increased 23 basis points to 4.05% from 3.82% for the six months ended June 30, 2009.
The increase in the net interest income and the net interest margin for the quarter and year to date can be attributed to declines in the cost of interest-bearing liabilities, primarily time deposits and Federal Home Loan Bank (FHLB) borrowings, exceeding the declines in yields on total interest-earning assets. The Corporation has continued to experience core deposit growth which has allowed the Corporation to continue to repay its maturing FHLB advances reducing FHLB advances from $92 million at December 31, 2009 to $54 million at June 30, 2010. All but $5 million of the Corporation’s FHLB advances are scheduled to mature in 2010.
Non-Interest Income
Total non-interest income increased 2.98% for the quarter ended June 30, 2010 compared to the quarter ended June 30, 2009. For the quarter ended June 30, 2010, Univest reported total non-interest income of $8.1 million compared to $7.8 million for the comparable period in the prior year. Non-interest income during the quarter ended June 30, 2010 was negatively impacted by $516 thousand related to a fair value write-down on the ineffective portion of a fair value swap, due to the decline in interest rates during the quarter, compared to income of $285 thousand in the second quarter of 2009 related to the swap. Additionally, the second quarter of 2009 was impacted by $223 thousand of other than temporary impairments on the Corporation’s bank equity portfolio. For the quarter ended June 30, 2010, other than temporary impairments declined to $42 thousand. Excluding these non-cash items, total non-interest income increased 10.99% or $853 thousand compared to the second quarter ended June 30, 2009. This is attributed to increased trust fee income, service charges on deposits due to the growth in deposits and strong investment advisory commission and fee income.
Total non-interest income for the six months ended June 30, 2010 increased $2.3 million compared to the six months ended June 30, 2009, due to increased income from trust fees, service charges on deposit accounts, investment advisory commissions and fees and insurance commissions and fees offset by fair value write-downs on the ineffective portion of a fair value swap for the six months ended June 30, 2010 of $826 thousand compared to income related to this swap of $281 thousand recorded in the comparable period in the prior year. Additionally, the six months ended June 30, 2009 was impacted by $1.4 million of other than temporary impairments on bank equity securities compared to $47 thousand of other than temporary impairments recorded in the six months ended June 30, 2010. Excluding these non-cash write-downs and impairments, non-interest income increased $2.0 million or 13.36% for the six months ended June 30, 2010 compared to 2009.

Non-Interest Expense
Non-interest expense for the second quarter of 2010 increased slightly compared to the second quarter of 2009 by $119 thousand. The second quarter of 2009 was impacted by the FDIC special assessment which impacted all banks and cost Univest $947 thousand. Excluding this charge, non-interest expense increased $1.1 million or 6.73% compared to the second quarter in the prior year primarily due to increased FDIC insurance expense of $133 thousand and increased advertising and marketing expenses of $600 thousand to support a major brand campaign to position the Corporation to take advantage of the disruption in its local markets.
For the six months ended June 30, 2010, non-interest expenses increased $1.7 million or 5.25% compared to the same period in the prior year. Excluding the FDIC special assessment discussed previously, non-interest expenses for the six months ended June 30, 2010 increased $2.6 million or 8.43% primarily due to increased FDIC insurance expense of $147 thousand, increased advertising and marketing expenses of $1.1 million for the brand campaign discussed earlier, and increased salaries and benefits expenses of $431 thousand due to investments in personnel to grow the Corporation’s mortgage banking and commercial lending capabilities. Other increases occurred as a result of increased audit expense and legal fees for nonperforming loan activity.
Asset Quality and Provision for Loan and Lease Losses
Nonaccrual loans and leases decreased $5.3 million during the second quarter and were $29.5 million at June 30, 2010 compared to $34.9 million at March 31, 2010 and $5.8 million at June 30, 2009. Nonperforming loans and leases as a percentage of total loans and leases equaled 2.23% at June 30, 2010 down from 2.58% at March 31, 2010. The provision for loan and lease losses was $4.9 million for both the second and first quarters of 2010 compared to $5.4 million for the quarter ended June 30, 2009. The allowance for loan and lease losses as a percentage of total loans and leases increased to 2.01% at June 30, 2010 from 1.90% at March 31, 2010 as the provision for loan and lease losses exceeded net-charge-offs by $2.0 million. The allowance for loan and lease losses was 1.29% at June 30, 2009. The allowance for loan and lease losses to nonperforming loans and leases equaled 90.08% at June 30, 2010, which increased from 73.45% at March 31, 2010, due to the decrease in nonperforming loans and leases. The allowance for loan and lease losses to nonperforming loans and leases was 172.30% at June 30, 2009.

Capital
Univest continues to remain well-capitalized at June 30, 2010. Univest’s total risk-based capital at June 30, 2010 was 15.58%, well in excess of the regulatory minimum for well capitalized status of 10% for total risk-based capital.
Dividend
On July 1, 2010, Univest Corporation paid a quarterly cash dividend of $0.20 per share, which represented a 4.66% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.
About Univest Corporation
Headquartered in Souderton, Pa., Univest Corporation of Pennsylvania (www.univest.net) and its subsidiaries serve the financial needs of residents, businesses, and nonprofit organizations in Bucks, Chester, Montgomery and Lehigh counties. Univest National Bank and Trust Co., member FDIC and Equal Housing Lender, offers customers 32 financial service centers, 12 retirement financial services centers, and 39 ATM locations throughout the region, and is the parent company of Univest Capital, Inc., a small ticket commercial finance business; Univest Insurance, Inc., an independent insurance agency headquartered in Lansdale, Pa., which serves commercial and personal customers; and Univest Investments, Inc., Member FINRA and SIPC, a full-service broker-dealer and investment advisory firm. For more information on Univest Corporation of Pennsylvania and its subsidiaries, please visit www.univest.net.
# # #
This press release of Univest Corporation and the reports Univest Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Univest Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation is engaged; (6) technological issues which may adversely affect Univest Corporation’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation files with the Securities and Exchange Commission. Univest Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
June 30, 2010
(Dollars in thousands)

Balance Sheet (Period End)	06/30/10	03/31/10	12/31/09	09/30/09	06/30/09
Assets	$2,088,572	$2,064,822	$2,085,421	$2,117,849	$2,086,821
Securities	434,677	436,368	420,045	472,491	425,774
Loans held for sale	2,485	1,165	1,693	1,439	1,119
Loans and leases, gross	1,449,147	1,427,805	1,425,980	1,451,128	1,464,886
Allowance for loan and lease losses	29,109	27,065	24,798	21,945	18,824
Loans and leases, net	1,420,038	1,400,740	1,401,182	1,429,183	1,446,062
Total deposits	1,609,772	1,572,681	1,564,257	1,536,903	1,565,076
Non-interest bearing deposits	255,880	246,909	242,691	226,395	222,877
NOW, Money Market and Savings	924,242	894,799	871,024	812,122	833,825
Time deposits	429,650	430,973	450,542	498,386	508,374
Borrowings	171,824	187,637	214,063	267,821	265,457
Shareholders’ equity	269,524	267,850	267,807	268,052	208,358

	For the three months ended,					For the six months ended,
Balance Sheet (Average)	06/30/10	03/31/10	12/31/09	09/30/09	06/30/09	06/30/10	06/30/09
Assets	$2,090,930	$2,038,739	$2,096,945	$2,098,964	$2,077,565	$2,064,970	$2,068,700
Securities	442,902	409,188	454,096	447,925	413,142	426,138	416,550
Loans and leases, gross	1,425,278	1,420,830	1,438,880	1,456,446	1,471,243	1,423,066	1,458,768
Deposits	1,606,621	1,537,676	1,553,308	1,547,436	1,560,317	1,572,338	1,558,152
Shareholders’ equity	269,902	269,030	267,645	240,267	208,321	269,469	206,443

Asset Quality Data (Period End)	06/30/10	03/31/10	12/31/09	09/30/09	06/30/09
Nonaccrual loans and leases	$29,541	$34,856	$33,498	$33,116	$5,762
Accruing loans and leases 90 days or more past due	1,276	303	726	644	1,839
Troubled debt restructured	1,499	1,691	3,611	3,216	3,324
Other real estate owned	1,827	2,453	3,428	3,330	2,812
Nonperforming assets	34,143	39,303	41,263	40,306	13,737
Allowance for loan and lease losses	29,109	27,065	24,798	21,945	18,824
Nonperforming loans and leases / Loans and leases	2.23%	2.58%	2.65%	2.55%	0.75%
Allowance for loan and lease losses / Loans and leases	2.01%	1.90%	1.74%	1.51%	1.29%
Allowance for loan and lease losses / Nonperforming loans	90.08%	73.45%	65.54%	59.35%	172.30%

	For the three months ended,					For the six months ended,
	06/30/10	03/31/10	12/31/09	09/30/09	06/30/09	06/30/10	06/30/09
Net loan and lease charge-offs	$2,821	$2,628	$4,595	$2,807	$1,249	$5,449	$1,802
Net loan and lease charge-offs (annualized)/Average loans and leases	0.79%	0.75%	1.27%	0.76%	0.34%	0.77%	0.25%

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
June 30, 2010
(Dollars in thousands, except per share data)

	For the three months ended,					For the six months ended,
For the period:	06/30/10	03/31/10	12/31/09	09/30/09	06/30/09	06/30/10	06/30/09
Interest income	$22,878	$22,485	$23,184	$24,244	$24,529	$45,363	$48,931
Interest expense	4,602	5,380	6,409	6,901	7,356	9,982	15,413

Net interest income	18,276	17,105	16,775	17,343	17,173	35,381	33,518
Provision for loan and lease losses	4,865	4,895	7,449	5,928	5,353	9,760	7,509

Net interest income after provision	13,411	12,210	9,326	11,415	11,820	25,621	26,009
Noninterest income:
Trust fee income	1,500	1,500	1,461	1,325	1,325	3,000	2,750
Service charges on deposit accounts	1,812	1,782	1,986	1,745	1,692	3,594	3,305
Investment advisory commission and fee income	1,152	1,056	1,025	876	766	2,208	1,526
Insurance commissions and fee income	1,896	2,243	1,514	1,470	1,964	4,139	4,097
Bank owned life insurance income	202	332	351	405	408	534	565
Other-than-temporary impairment	(42)	(5)	(761)	(47)	(223)	(47)	(1,400)
Net gain (loss) on sales of securities	38	49	1,023	112	(22)	87	15
Gain on sales of loans held for sale	278	360	891	401	669	638	930
Other income	1,223	890	1,329	811	1,247	2,113	2,212

Total noninterest income	8,059	8,207	8,819	7,098	7,826	16,266	14,000
Noninterest expense
Salaries and benefits	9,469	9,811	9,755	8,818	9,417	19,280	18,849
Premises and equipment	2,209	2,292	2,138	2,216	2,125	4,501	4,358
Deposit insurance premiums	663	597	599	526	1,477	1,260	2,060
Other expense	4,568	4,379	4,976	4,003	3,771	8,947	7,026

Total noninterest expense	16,909	17,079	17,468	15,563	16,790	33,988	32,293

Income before taxes	4,561	3,338	677	2,950	2,856	7,899	7,716
Applicable income taxes	831	368	(845)	197	187	1,199	1,211

Net income	$3,730	$2,970	$1,522	$2,753	$2,669	$6,700	$6,505

Per Common Share Data:
Book value per share	$16.25	$16.17	$16.27	$16.30	$16.00	$16.25	$16.00
Net income per share:
Basic	$0.23	$0.18	$0.09	$0.19	$0.21	$0.40	$0.50
Diluted	$0.23	$0.18	$0.09	$0.19	$0.21	$0.40	$0.50
Dividends per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.40	$0.40
Weighted average shares outstanding	16,589,657	16,535,461	16,464,824	13,635,961	13,023,148	16,562,712	13,000,406
Period end shares outstanding	16,590,710	16,561,807	16,465,083	16,442,021	13,023,704	16,590,710	13,023,704

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
June 30, 2010

	For the three months ended,					For the six months ended,
	06/30/10	03/31/10	12/31/09	09/30/09	06/30/09	06/30/10	06/30/09
Profitability Ratios (annualized)
Return on average assets	0.72%	0.59%	0.29%	0.52%	0.52%	0.65%	0.63%
Return on average shareholders’ equity	5.54%	4.48%	2.26%	4.55%	5.14%	5.01%	6.35%
Net interest margin (FTE)	4.11%	3.99%	3.69%	3.82%	3.87%	4.05%	3.82%
Efficiency ratio (1)	61.32%	64.33%	65.36%	60.58%	63.96%	62.80%	64.78%

Capitalization Ratios

Dividends paid to net income	88.95%	111.55%	216.43%	119.47%	97.60%	98.97%	80.00%
Shareholders’ equity to assets (Period End)	12.90%	12.97%	12.84%	12.66%	9.98%	12.90%	9.98%
Tangible common equity to tangible assets	10.51%	10.55%	10.44%	10.28%	7.49%	10.51%	7.49%

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	11.57%	11.82%	11.46%	11.51%	8.86%	11.57%	8.86%
Tier 1 risk-based capital ratio	14.25%	14.44%	14.41%	14.12%	10.65%	14.25%	10.65%
Total risk-based capital ratio	15.58%	15.78%	15.76%	15.47%	11.89%	15.58%	11.89%

(1)	Total operating expenses to net interest income before loan loss provision plus non-interest income adjusted for tax equivalent income.

Distribution of Assets, Liabilities and Shareholders’ Equity: Interest Rates and Interest Differential

	For the Three Months Ended June 30,
	2010			2009
	Average	Income/	Average	Average	Income/	Average
Tax Equivalent Basis	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$26,700	$19	0.29%	$3,399	$2	0.24%
U.S. Government obligations	158,505	922	2.33	98,532	782	3.18
Obligations of state and political subdivisions	108,820	1,804	6.65	104,606	1,760	6.75
Other debt and equity securities	175,577	1,932	4.41	210,004	2,640	5.04
Federal funds sold	—	—	—	—	—	—

Total interest-earning deposits, investments and federal funds sold	469,602	4,677	3.99	416,541	5,184	4.99

Commercial, financial, and agricultural loans	415,943	4,892	4.72	414,482	4,652	4.50
Real estate—commercial and construction loans	523,306	7,752	5.94	525,984	8,039	6.13
Real estate—residential loans	256,296	2,785	4.36	298,370	3,472	4.67
Loans to individuals	46,185	599	5.20	50,950	851	6.70
Municipal loans and leases	104,720	1,564	5.99	88,916	1,379	6.22
Lease financings	78,828	1,742	8.86	92,541	1,987	8.61

Gross loans and leases	1,425,278	19,334	5.44	1,471,243	20,380	5.56

Total interest-earning assets	1,894,880	24,011	5.08	1,887,784	25,564	5.43

Cash and due from banks	37,510			30,633
Reserve for loan losses	(28,864)			(15,897)
Premise and equipment, net	35,002			33,254
Other assets	152,402			141,791

Total assets	$2,090,930			$2,077,565

Liabilities:
Interest-bearing checking deposits	$182,156	$62	0.14	$165,642	$55	0.13
Money market savings	293,697	277	0.38	314,554	403	0.51
Regular savings	445,781	661	0.59	343,838	718	0.84
Time deposits	435,969	2,588	2.38	514,667	4,530	3.53

Total time and interest-bearing deposits	1,357,603	3,588	1.06	1,338,701	5,706	1.71

Securities sold under agreements to repurchase	98,802	111	0.45	85,919	143	0.67
Other short-term borrowings	51,936	542	4.19	99,968	681	2.73
Long-term debt	5,717	48	3.37	57,350	501	3.50
Subordinated notes and capital securities	25,119	313	5.00	26,619	325	4.90

Total borrowings	181,574	1,014	2.24	269,856	1,650	2.45

Total interest-bearing liabilities	1,539,177	4,602	1.20	1,608,557	7,356	1.83

Demand deposits, non-interest bearing	249,018			221,616
Accrued expenses and other liabilities	32,833			39,071

Total liabilities	1,821,028			1,869,244

Shareholders’ Equity
Common stock	91,332			74,370
Capital surplus	61,420			22,784
Retained earnings and other equity	117,150			111,167

Total shareholders’ equity	269,902			208,321

Total liabilities and shareholders’ equity	$2,090,930			$2,077,565

Net interest income		$19,409			$18,208

Net interest spread			3.88			3.60
Effect of net interest-free funding sources			0.23			0.27

Net interest margin			4.11%			3.87%

Ratio of average interest-earning assets to average interest-bearing liabilities equity	123.11%			117.36%

Notes:	For rate calculation purposes, average loan and lease categories include unearned discount.

Nonaccrual loans and leases have been included in the average loan and lease balances.

Loans held for sale have been included in the average loan balances.

Tax-equivalent amounts for the three months ended June 30, 2010 and 2009 have been calculated using the Corporation’s federal applicable rate of 35.0%.

Distribution of Assets, Liabilities and Shareholders’ Equity: Interest Rates and Interest Differential

	For the Six Months Ended June 30,
	2010			2009
	Average	Income/	Average	Average	Income/	Average
Tax Equivalent Basis	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$20,531	$30	0.29%	$3,366	$5	0.30%
U.S. Government obligations	136,457	1,664	2.46	96,698	1,764	3.68
Obligations of state and political subdivisions	107,733	3,542	6.63	102,540	3,472	6.83
Other debt and equity securities	181,948	3,953	4.38	217,312	5,474	5.08
Federal funds sold	—	—	—	116	—	—

Total interest-earning deposits, investments and federal funds sold	446,669	9,189	4.15	420,032	10,715	5.14

Commercial, financial, and agricultural loans	412,820	9,557	4.67	405,355	9,219	4.59
Real estate—commercial and construction loans	523,693	15,313	5.90	514,113	15,317	6.01
Real estate—residential loans	258,615	5,643	4.40	304,613	7,190	4.76
Loans to individuals	46,843	1,397	6.01	52,106	1,792	6.94
Municipal loans and leases	101,104	2,990	5.96	87,416	2,693	6.21
Lease financings	79,991	3,465	8.74	95,165	4,031	8.54

Gross loans and leases	1,423,066	38,365	5.44	1,458,768	40,242	5.56

Total interest-earning assets	1,869,735	47,554	5.13	1,878,800	50,957	5.47

Cash and due from banks	34,582			30,907
Reserve for loan losses	(27,728)			(14,789)
Premise and equipment, net	34,931			32,877
Other assets	153,450			140,905

Total assets	$2,064,970			$2,068,700

Liabilities:
Interest-bearing checking deposits	$177,095	$119	0.14	$160,424	$142	0.18
Money market savings	286,843	593	0.42	321,129	1,047	0.66
Regular savings	430,940	1,442	0.67	331,734	1,497	0.91
Time deposits	435,072	5,654	2.62	528,156	9,432	3.60

Total time and interest-bearing deposits	1,329,950	7,808	1.18	1,341,443	12,118	1.82

Securities sold under agreements to repurchase	97,330	228	0.47	80,745	261	0.65
Other short-term borrowings	61,547	1,227	4.02	87,435	1,042	2.40
Long-term debt	5,732	94	3.31	70,585	1,339	3.83
Subordinated notes and capital securities	25,305	625	4.98	26,808	653	4.91

Total borrowings	189,914	2,174	2.31	265,573	3,295	2.50

Total interest-bearing liabilities	1,519,864	9,982	1.32	1,607,016	15,413	1.93

Demand deposits, non-interest bearing	242,388			216,709
Accrued expenses and other liabilities	33,249			38,532

Total liabilities	1,795,501			1,862,257

Shareholders’ Equity
Common stock	91,332			74,370
Capital surplus	61,420			22,789
Retained earnings and other equity	116,717			109,284

Total shareholders’ equity	269,469			206,443

Total liabilities and shareholders’ equity	$2,064,970			$2,068,700

Net interest income		$37,572			$35,544

Net interest spread			3.81			3.54
Effect of net interest-free funding sources			0.24			0.28

Net interest margin			4.05%			3.82%

Ratio of average interest-earning assets to average interest-bearing liabilities equity	123.02%			116.91%

Notes:	For rate calculation purposes, average loan and lease categories include unearned discount.

Nonaccrual loans and leases have been included in the average loan and lease balances.

Loans held for sale have been included in the average loan balances.

Tax-equivalent amounts for the six months ended June 30, 2010 and 2009 have been calculated using the Corporation’s federal applicable rate of 35.0%.